UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2005

Penn Treaty American Corporation
(Exact name of registrant as specified in charter)

Pennsylvania	001-14681	23-1664166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3440 Lehigh Street, Allentown, Pennsylvania 18103
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 965-2222

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

        On August 5, 2005, Penn Treaty American Corporation (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) and appointed BDO Seidman LLP (“BDO”) as its independent registered accounting firm. The Audit Committee of the Company approved the dismissal of PwC and the appointment of BDO.

        The audit reports of PwC on the financial statements of the Company for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

        During the Company’s two most recent fiscal years and the subsequent interim periods preceding August 5, 2005, there have been no (1) disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years, or (2) reportable events as described under Item 304(a)(1)(v) of Regulation S-K, other than as previously disclosed and reiterated below.

        In its Form 10-K filed for the period ended December 31, 2004, the Company included the following disclosure under Item 9A – Controls and Procedures.

The Company carried out an evaluation, under the supervision and with the participation of the Company’s management, including the Company’s Chief Executive Officer and the Company’s Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures pursuant to Exchange Act Rule 13a-15 as of December 31, 2004. Based upon that evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that the Company’s disclosure controls and procedures were not effective because in March 2005, in conjunction with the preparation of the financial statements for the year ended December 31, 2004, the Company concluded that certain policy riders were not reserved for in prior years. The premiums associated with the policies were properly billed and any claims incurred on these policies were properly paid. However, the policy riders were not properly identified in the data utilized to calculate policy reserves. Therefore, the Company has determined that it did not properly account for benefits expense and policy reserves. As a result of this conclusion, the Company restated its previously issued financial statements for the years ended December 31, 2003 and 2002 to reflect the inclusion of the policy riders. In determining whether this control deficiency constitutes a material weakness, the Company referred to PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements” noting that a material weakness is defined as a significant deficiency that, by itself, or in a combination with other significant deficiencies, results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The Company has concluded that the omission of the policy riders from benefits expense and policy reserves is a material weakness. In light of the material weakness described above, the Company performed additional procedures to ensure that the consolidated financial statements are prepared in accordance with generally accepted accounting principles. Accordingly, management believes that the financial statements included in this report fairly present in all material respects the Company’s financial condition, results of operations and cash flows for the periods presented.

There were no significant changes in the Company’s internal controls that occurred during the last fiscal quarter of 2004. During the first fiscal quarter of 2005, the Company implemented a control related to the control deficiency noted above. A system report is run that identifies all policies issued with an inflation rider. This report is cross-referenced to the data utilized to calculate policy reserves to ensure that the policy rider is properly identified.

        The Company has provided PwC with a copy of this Form 8-K/A and requested that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of PwC’s letter is filed as Exhibit 16.1 to this Form 8-K/A.

        During the two most recent fiscal years and through August 5, 2005, the Company has not consulted with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting; or (ii) any matter that was either the subject of a disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as described in Item 304 (a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(c)      Exhibits

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP dated August 12, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN TREATY AMERICAN CORPORATION

August 12, 2005	By: /s/ Mark Cloutier Mark Cloutier Chief Financial Officer

EXHIBIT INDEX

Number	Exhibits

16.1	Letter from PricewaterhouseCoopers LLP dated August 12, 2005